Exhibit 3.3
FLORIDA DEPARTMENT OF STATE
Division of Corporations

September 20, 2012

MY CORPORATION BUSINESS SERVICES, INC.
23586 CALABASAS RD STE 102
CALABASAS, CA  91302

Re: Document Number P12000067976

The Articles of Amendment to the Articles of Incorporation of ADOMANI, INC., a Florida corporation, were filed on September 19, 2012.

Should you have any questions regarding this matter, please telephone (850) 245-6050, the Amendment Filing Section.

Tracy L Lemieux
Regulatory Specialist II
Division of Corporations                                                      Letter Number: 012A00023642

www.sunbiz.org
Division of Corporations- P.O. BOX 6327 -Tallahassee, Florida 32314

Articles of Amendment
to
Articles of Incorporation
of

ADOMANI,INC.
(Name of Corporation as currently filed with the Florida Dept. of State)

P12000067976
(Document Number of Corporation (if known)

Pursuant to the provisions of section 607.1006. Florida Statutes, this Florida Profit Corporation adopts the following amendment(s) to its Articles of Incorporation:

A. If amending name, enter the new name of the corporation:

________________________________________________________________________________ The new
name must be distinguishable and contain the word "'corporation," "company," or "'Incorporated" or the abbreviation "Corp.," "Inc.," or "Co." or the designation "Corp," "Inc," or "Co". A professional corporation name must contain the word "chartered," "'professional association," or the abbreviation "P.A."

B. Enter new principal office address, if applicable:	____________________________
(Principal office address MUST BE A STREET ADDRESS)
____________________________

____________________________

C. Enter new mailing address, if applicable:
(Mailing address MAY BE A POST OFFICE BOX)	____________________________

____________________________
____________________________

D. If amending the registered agent and/or registered office address in Florida, enter the name of the new registered agent and/or the new registered office address:

Name of New Registered Agent:	_______________________________

_______________________________
New Registered Office Address:	(Florida street address)

____________________________, Florida____________
(City)	(Zip Code)

New Registered Agent's Signature, if changing Registered Agent:

_____________________________________________
Signature of New Registered Agent, if changing

[FILE STAMP]

If amending the Officers and/or Directors. enter the title and name of each officer/director being removed and title, name, and address of each Officer and/or Director being added:
(Attach additional sheets, if necessary)

Title	Name	Address	Type of Action

__________	____________________________	____________________________	□ Add
		____________________________	□ Remove
____________________________

__________	____________________________	____________________________	□ Add
		____________________________	□ Remove
____________________________

__________	____________________________	____________________________	□ Add
		____________________________	□ Remove
____________________________

E. If amending or adding additional Articles, enter change(s) here:
(attach additional sheets. if necessary). (Be specific)

Article IV - Shares:

The number of shares of stock the corporation shall be authorized to issue is

200,000,000 at $0.002 par value per share.

F. If an amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself:
(if not applicable, indicate N/A)

The date of each·amendment(s) adoption:	08/30/2012
(date of adoption is required)
Effective date if applicable:
(no more than 90 days after amendment file dote)

Adoption of Amendment(s)	(CHECK ONE)

☑	The amendment(s) was/were adopted by the shareholders. The number of votes cast for the amendment(s)
by the shareholders was/were sufficient for approval.

☐	The amendment(s) was/were approved by the shareholders through voting groups. The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):

"The number of votes cast for the amendment(s) was/were sufficient for approval by ____________________________________________________."
(voting group)

☑	The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

☐	The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.

Dated	Sept 12 2012

Signature	EDWARD MONFORT
(By a director, president or other officer - if directors or officers have not been selected, by an incorporator- if in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary)

Edward Monfort
(Typed or printed name of person signing)

President
(Title of person signing)